                                LNB Bancorp, Inc.

                             Exhibit to Form 11 - K/A

                                 AMENDMENT NO. 1
                 (for the fiscal year ended December 31, 2003)

                          S - K Reference Number (99)

            Annual report of The Lorain National Bank Employee Stock
              Ownership Plan for the year ended December 31, 2003.

(COVER EMBOSSED WITH LOGO)
KPMG LLP

The Lorain National Bank
Employee Stock Ownership Plan

Financial Statements and Schedules

December 31, 2003 and 2002


(With Report of Independent Registered Public Accounting Firm Thereon)

The Lorain National Bank
Employee Stock Ownership Plan

Table of Contents

                                                       Page

      Report of Independent Registered                   1
      Public Accounting Firm

      Statements of Assets Available for Distribution
       to Participants, December 31, 2003 and 2002       2

      Statement of Changes in Assets Available for
       Distribution to Participants, Year ended
       December 31, 2003                                 3

      Notes to Financial Statements                      4

      Schedules:

      1 Schedule H, Line 4i -Schedule of Assets (Held
         at End of Year) - December 31, 2003             8

      2 Schedule H, Line 4j - Schedule of Reportable
         Transactions - Year ended December 31, 2003     9



      All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and accordingly, have been omitted.

(LETTERHEAD)
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

             Report of Independent Registered Public Accounting Firm

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
  Employee Stock Ownership Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 2003 and 2002, and the related statement of changes in assets available for distribution to participants for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 2003 and 2002, and the changes in those assets for the year ended December 31,2003 in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i-Schedule of Assets (Held at End of Year) as of December 31, 2003, and Schedule H, Line 4j - Schedule of Reportable Transactions for the year ended December 31, 2003 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
Cleveland, Ohio
June 11, 2004

(LOGO)
Member Firm of
KPMG International

                            THE LORAIN NATIONAL BANK

                          EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Assets Available for Distribution to Participants

                           December 31, 2003 and 2002

                                                     2003        2002
                                                  ----------  ----------
  Assets available for distribution
  to participants:
    Short-term cash investments                   $   16,335       9,016
    Investment, at fair value (notes 3 and 6):
      Common stock: LNB Bancorp, Inc.              5,362,753   4,923,388
                                                  ----------  ----------
                                                   5,379,088   4,932,404
                                                  ----------  ----------
  Receivables:
    Employer contributions                               -0-     263,000
    Dividends and interest                            50,205      48,974
    Receivable from employer (note 8)                    -0-      13,630
                                                  ----------  ----------
              Total receivables                       50,205     325,604
                                                  ----------  ----------
              Assets available for
              distribution to participants        $5,429,293   5,258,008
                                                  ==========  ==========


  See accompanying notes to financial statements.

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

   Statement of Changes in Assets Available for Distribution to Participants

                          Year ended December 31, 2003

  Additions:
    Investment income:
     Dividends                                       $  189,383
     Interest                                               272
     Net appreciation in fair value
      of investments (note 3)                           569,836
                                                     ----------
           Total investment income                      759,491

    Employer contributions                                  560
                                                     ----------

           Total additions                              760,051

  Deductions: Distributions to participants            (588,766)
                                                     ----------
           Increase in assets available for
             distribution to participants               171,285

  Assets available for distribution to participants:
    Beginning of year                                 5,258,008
                                                     ----------
    End of year                                      $5,429,293
                                                     ==========

  See accompanying notes to financial statements.

                             THE LORAIN NATIONAL BANK
                           EMPLOYEE STOCK OWNERSHIP PLAN

                           Notes to Financial Statements

                            December 31, 2003 and 2002

 (1)   Description of the Plan

       The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       (a)   General

             The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank and the related Bancorp affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

             Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

       (b)   Bank Contributions

             The amount of the contribution is determined by the Bank's board of directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

       (c)   Participant Contributions

             The Plan does not permit participant contributions.

       (d)   Vesting

             Each participant vests in the Bank contribution after 5 years of service. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants who are reemployed by the Plan sponsor, within one year. The remaining forfeitures, if any, shall be allocated among the participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year. At December 31, 2003, there were no forfeited nonvested accounts.

 (e)   Distributions Upon Termination of Employment

             A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

             A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

       (f)   Plan Termination

             Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

       (g)   Plan Administrator

             The plan administrator is the President and Chief Executive Officer of the Bank.

 (2)  Summary of Significant Accounting Policies

       (a)   Basis of Presentation

             The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

       (b)   Investments

             The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual method of accounting.

       (c)   Use of Estimates in the Preparation of Financial Statements

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Plan management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

       (d)   Payment of Benefits

             Benefit payments to participants are recorded when paid.

(3)  Investment

     The following table presents the fair values of the Plan's investment at December 31, 2003 and 2002:

                                    2003                     2002
                           ---------------------   --------------------
                              Number                  Number
                            of Shares     Fair      of Shares     Fair
                             or Units    Value       or Units    Value
                           --------- -----------   --------- -----------
     Common stock:
      LNB Bancorp, Inc.      264,175 $ 5,362,753     181,325 $ 4,923,388
                           ========= ===========   ========= ===========


     During the year ended December 31, 2003, the Plan's investments
     (including investments bought, sold, and held during the year) appreciated in value by $569,836.

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(4)  Administrative Expenses

     The administrative expenses of the Plan are paid by the Bank.

(5)  Federal Income Taxes

     The Internal Revenue Service issued its latest determination letter on July 2, 2002, which stated that the Plan and its underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. In the opinion of the plan administrator, the Plan and its underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earning on such contributions at the time such contributions and investment earnings are received by the trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

(6)  Party-in-Interest Transactions

     The following is a summary of transactions in common stock of LNB Bancorp Inc., 100% owner of the Bank, during the year ended December 31, 2003:

                                                    Number     Fair
                                                  of Shares    Value
                                                -----------  -----------
       Balance at December 31, 2002                181,325  $ 4,923,388
         Stock split                                93,836         -
         Purchases                                  18,110      448,885
         Distributions                             (29,096)    (567,041)
         Net appreciation                               -       557,521
                                                -----------  -----------
       Balance at December 31, 2003                264,175  $ 5,362,753
                                                ===========  ===========

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                          Notes to Financial Statements

                           December 31, 2003 and 2002

(7)  Assets Available for Distribution to Participants

                                                   2003         2002
                                                -----------  -----------
     Assets payable to terminated participants  $   73,924   $  124,329
     Assets available for continuing
       participants                              5,355,369    5,133,679
                                                -----------  ----------
                                                $5,429,293   $5,258,008
                                                ===========  ==========

(8)  Prohibited Transaction

During portions of 2000 and 2001 the Plan purchased shares of LNB Bancorp, Inc. common stock (LNB Stock), consistently near the close of the trading day, through open market trades using registered brokerage firms. Since it is possible that a purchase of LNB Stock at the close of the day could cause the price of LNB Stock to be slightly higher than it might otherwise have been if the trading day had ended without a sale, LNB elected to treat such end of day purchases as prohibited transactions.

Pursuant to its decision to treat such end of day purchases by the Plans as prohibited transactions, LNB voluntarily corrected such transactions. The impact of this potential overpayment of the purchase price was calculated in accordance with Department of Labor guidelines and amounted to $11,824, plus interest of $1,806. The total correction amount, including accrued interest was paid by LNB to the Plan on June 13, 2003, and is included as a receivable from employer in the statement of assets for plan benefits and as an employer contribution in the statement of changes in assets available for plan benefits at December 31, 2002.

                                                                      Schedule 1

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                                 EIN: 34-0869480
                                Plan Number: 002

       Schedule H, Line 4i - Schedule of Assets (Held at End of Year)
                             December 31, 2003

  (a)            (b)                     (c)                     (d)
--------  ------------------   --------------------------    -----------
                               Description of investment
          Identity of issue,    including maturity date,
          borrower, lessor     rate of interest, collateral,
           or similar party      par or maturity value          Cost
--------  ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     264,175 shares of common     $ 3,534,561
                                      stock

*         Lorain National Bank  Treasury Trust Fund               16,335
                                                             -----------
                                                             $ 3,550,896
                                                             ===========


Schedule H, Line 4i - Schedule of Assets (Held at End of Year) Continued

  (a)            (b)                     (c)                     (e)
--------  ------------------   --------------------------    -----------
                               Description of investment
          Identity of issue,    including maturity date,
          borrower, lessor     rate of interest, collateral,    Current
           or similar party       par or maturity value          value
-------- ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     264,175 shares of common     $ 5,362,753
                                      stock

*         Lorain National Bank  Treasury Trust Fund               16,335
                                                             -----------
                                                             $ 5,379,088
                                                             ===========

*Party in interest

 See accompanying report of independent registered public accounting firm.

                                                                      Schedule 2

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 EIN: 34-0869480
                                 Plan Number: 002

        Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year ended December 31, 2003

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

        (a)                 (b)                (c)        (d)       (e)
-------------------- --------------------- ---------- ---------- ---------
Identity of             Description         Purchase   Selling    Lease
party involved           of assets            price     price     rental
-------------------- --------------------- ---------- ---------- ---------

* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock,
                          19 purchases     $ 448,884         -         -

* Lorain National      Treasury Trust Fund,
   Bank                  20 purchases        390,383         -         -
                         22 sales                  -    383,063        -
                                           ========== ========== =========

Schedule H, line 4j - Schedule of Reportable Transactions Continued

        (a)                 (b)               (f)        (g)         (h)
---------------------- ----------------- ------------- --------   ---------
                                                                   Current
                                           Expense                 value of
                                          incurred                asset on
Identity of             Description          with      Cost of   transaction
party involved           of assets       transaction     asset      date
---------------------- ----------------- ------------- ---------  ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock,
                         19 purchases             -      448,884    448,884

* Lorain National      Treasury Trust Fund,
   Bank                 20 purchases              -      390,383    390,383
                        22 sales                  -      383,063    383,063
                                             ========= =========  =========



                                                                      Schedule 2

                            THE LORAIN NATIONAL BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 EIN: 34-0869480
                                 Plan Number: 002

 Schedule H, line 4j - Schedule of Reportable Transactions Continued

        (a)                    (b)                 (i)
---------------------- ---------------------- -------------
   Identity of             Description        Net gain
   party involved           of assets         or (loss)
---------------------- ---------------------- -------------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock,
                          19 purchases           -

* Lorain National      Treasury Trust Fund,
   Bank                 20 purchases             -
                        22 sales                 -
                                              ============

* Party in interest

  See accompanying report of independent registered public accounting firm.